SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

February 13, 2004
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBITS INDEX
EXHIBIT 10.01
EXHIBIT 10.02
EXHIBIT 10.03
EXHIBIT 10.04
EXHIBIT 10.05

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Public Ledger Building — Philadelphia, Pennsylvania

     On February 13, 2004, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Public Ledger, LLC, a Pennsylvania limited liability company, purchased the Public Ledger Building in Philadelphia, Pennsylvania from an unaffiliated third party for a purchase price of approximately $33,950,000. The purchase was financed with approximately $19,929,000 in borrowings under the Company’s credit facility arranged through LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The Company paid an acquisition fee to Triple Net Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $965,000, or approximately 2.8% of the purchase price.

     The Public Ledger Building is a 471,217 square foot 12-story multi-tenant Class B+ office building located in Philadelphia’s East Market Street submarket. The property, which was built in 1927 and refurbished in 1991, is adjacent to Independence Hall and the Liberty Bell Center and reflects Philadelphia’s architectural and historical significance. The property is easily accessed by public transportation as well as from Interstate 76 (western Philadelphia suburbs), Interstate 95 (route linking New York and Washington) and Interstate 676 (Camden). Philadelphia International Airport is located 11 miles south of the property.

     The Public Ledger Building is approximately 85% leased to multiple tenants. At the date of acquisition, the General Services Administration occupied approximately 27.5% of the property. Four leases totaling approximately 2.5% of the property’s gross leaseable area expire during the next twelve months.

     The Company does not anticipate making any significant repairs or improvements to the Public Ledger Building over the next few years except for costs associated with leasing up the property. A Phase I environmental assessment completed in connection with the purchase of the Public Ledger Building found no hazardous conditions. For federal income tax purposes, the Public Ledger Building’s depreciable basis is approximately $28,900,000.

     The Company has retained Realty to manage the Public Ledger Building for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.01	Purchase and Sale Agreement dated as of December , 2003 by and between Consortium Two – Public Ledger, L.P. and Triple Net Properties, LLC.

10.02	Letter Agreement (First Amendment) to Purchase and Sale Agreement dated as of January 8, 2004.

10.03	Letter Agreement (Second Amendment) to Purchase and Sale Agreement dated as of January 12, 2004.

10.04	Third Amendment to Purchase and Sale Agreement dated as of February 4, 2004 by and between Consortium Two – Public Ledger, L.P. and GREIT – Public Ledger, LLC.

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10.05	Fourth Amendment to Purchase and Sale Agreement dated as of February 11, 2004 by and between Consortium Two – Public Ledger, L.P. and GREIT – Public Ledger, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: February 24, 2004	By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson
President and Chief Executive Officer

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EXHIBIT INDEX

10.01	Purchase and Sale Agreement dated as of December , 2003 by and between Consortium Two – Public Ledger, L.P. and Triple Net Properties, LLC.

10.02	Letter Agreement (First Amendment) to Purchase and Sale Agreement dated as of January 8, 2004.

10.03	Letter Agreement (Second Amendment) to Purchase and Sale Agreement dated as of January 12, 2004.

10.04	Third Amendment to Purchase and Sale Agreement dated as of February 4, 2004 by and between Consortium Two – Public Ledger, L.P. and GREIT – Public Ledger, LLC.

10.05	Fourth Amendment to Purchase and Sale Agreement dated as of February 11, 2004 by and between Consortium Two – Public Ledger, L.P. and GREIT – Public Ledger, LLC.